Exhibit 10.1

FIRST AMENDMENT TO
THE SIXTH AMENDED AND RESTATED 1998 EQUITY PARTICIPATION PLAN OF
TEGAL CORPORATION

        THIS FIRST AMENDMENT TO THE SIXTH AMENDED AND RESTATED 1998 EQUITY PARTICIPATION PLAN OF TEGAL CORPORATION (this “Amendment”), dated as of July 5, 2005, is made and adopted by TEGAL CORPORATION, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

        WHEREAS, the Company maintains The Sixth Amended and Restated 1998 Equity Participation Plan of Tegal Corporation (the "Plan");

        WHEREAS, the Company desires to amend the Plan as set forth below;

        WHEREAS, pursuant to Section 10.2 of the Plan, the Plan may be amended by the Administrator of the Plan;

        WHEREAS, the Compensation Committee of the Board of Directors of the Company is the Administrator of the Plan pursuant to Section 9.1 of the Plan; and

        WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved this Amendment pursuant to resolutions adopted by unanimous written consent effective July 5, 2005.

        NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.     Section 1.3 is hereby amended to read as follows:

        “1.3 Award. “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Dividend Equivalent award or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, “Awards”).”

2.     A new Section 1.34 is hereby added to the Plan as follows:

        “1.34 Dividend Equivalent. “Dividend Equivalent” shall mean a right granted to a Holder pursuant to Section 11.1 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.”

3.     A new Section 1.35 is hereby added to the Plan as follows:

        “1.35 Restricted Stock Unit. “Restricted Stock Unit” shall mean a right to receive a share of Common Stock during specified time periods granted pursuant to Section 11.2.”

4.        A new Article 11 is hereby added to the Plan as follows:

ARTICLE 11

OTHER TYPES OF AWARDS

      11.1 Dividend Equivalents.

    (a)        Any Employee or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

    (b)        Dividend Equivalents granted with respect to Options or Stock Appreciation Rights that are intended to qualify as performance-based compensation as described in Section 162(m)(C)(4) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option or Stock Appreciation Right is subsequently exercised.

        11.2 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Employee or Consultant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Criteria or other specific performance criteria as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Employee or Consultant to whom the Award is granted. On the maturity date, the Company shall transfer to the Holder one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company for such shares of Common Stock; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

        11.3 Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents or Restricted Stock Units shall be set by the Administrator in its discretion.

        11.4 Form of Payment. Payments with respect to any Awards granted under Sections 11.1 and 11.2 shall be made in cash, in Common Stock or a combination of both, as determined by the Administrator.

        11.5 Award Agreement. All Awards under this Article 11 shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement.”

5.         A new Article 12 is hereby added to the Plan as follows:

ARTICLE 12

COMPLIANCE WITH SECTION 409A OF THE CODE

        12.1 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Article 12, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Article 12.

      12.2 Distributions under a Section 409A Award.

(a)	Subject to subsection (b), any shares of Common Stock or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(i)	the Holder’s separation from service, as determined by the Secretary of the Treasury;

(ii)	the date the Holder becomes disabled;

(iii)	the Participant’s death;

(iv)	a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral compensation;

(v)	to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or a Subsidiary, or in the ownership of a substantial portion of the assets of the Company or a Subsidiary; or

(vi)	the occurrence of an unforeseeable emergency with respect to the Holder.

(b)	In the case of a Holder who is a “specified employee,” the requirement of paragraph (a)(i) shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Holder’s separation from service (or, if earlier, the date of the Holder’s death). For purposes of this subsection (b), a Holder shall be a “specified employee” if such Holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulations thereunder.

(c)	The requirement of paragraph (a)(vi) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Holder’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(d)	For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

      12.3 Prohibition on Acceleration of Benefits.  The time or schedule of any distribution or payment of any shares of Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

      12.4 Elections under Section 409A Awards.

(a)        Any deferral election provided under or with respect to an Award to any Employee or Consultant, or to the Holder holding a Section 409A Award, shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under paragraph (i) or (ii) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

    (i)        In the case of the first year in which an Eligible Individual or a Participant holding a Section 409A Award, becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election with thirty days after the date the Eligible Individual, or the Participant holding a Section 409A Award, becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

    (ii)        In the case of any performance-based compensation based on services performed by an Eligible Individual, or the Participant holding a Section 409A Award, over a period of at least twelve months, any such deferral election may be made no later than six months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

(b)        In the event that a Section 409A Award permits, under a subsequent election by the Holder holding such Section 409A Award, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(i) such subsequent election may not take effect until at least twelve months after the date on which the election is made,

    (ii)        in the case such subsequent election relates to a distribution or payment not described in Section 12.2(a)(ii), (iii) or (vi), the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made, and

    (iii)        in the case such subsequent election relates to a distribution or payment described in Section 12.2(a)(iv), such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 12.2(a)(iv).

        12.5 Compliance in Form and Operation. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.”

6.          This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

        I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of Tegal Corporation on July 5, 2005.

By: /s/ Christine T. Hergenrother Name: Christine T. Hergenrother Title: Secretary